EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

Cubist Pharmaceuticals Appoints Martin Soeters to its Board of Directors

Lexington, MA, September 27, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) has announced the appointment of Martin Soeters to its Board of Directors. Mr. Soeters is President of Novo Nordisk, Inc. and Senior Vice President of Novo Nordisk North America. He has been with the company for more than 25 years.

Mr. Soeters began his career as an Officer of Meteorology in the Royal Dutch Air Force in 1974. Between 1976 and 1980, Mr. Soeters held marketing and sales positions in the Netherlands at Pharbil and Squibb, respectively. He joined Novo Nordisk in the Netherlands in 1980, where he served in sales and marketing positions until 1991, when he became International Marketing Director, Diabetes Care at Novo Nordisk Denmark. From 1992 to 1995, Mr. Soeters was Managing Director at Novo Nordisk Belgium, and in 1994 he also was named as Managing Director of Novo Nordisk France, where he served until 1998. In 1998, he was named Senior Vice President International Marketing at Novo Nordisk Denmark, serving in that capacity until 2000, when he was named to his current positions.

Mr. Soeters is a member of the Board of Overseers of the Joslin Diabetes Center in Boston, Massachusetts; a Trustee of the HealthCare Institute of New Jersey; and since 2005, a member of the Biotechnology Industry Organization (BIO) Board. From 2004-2006, he served on the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) in Washington, D.C. Mr. Soeters studied meteorology, as well as sales, product and marketing management in the Netherlands, and he also attended the Stanford Executive Program.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by  physicians, patients, third party payors and the medical community; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)competition, particularly with respect to CUBICIN; (v)whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of API to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (viii) our dependence upon collaborations with our partners; (ix) our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to integrate successfully the operations of any business we may acquire and the potential impact of any future acquisition on our financial results; (xiv) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xv) a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

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